Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. ANNOUNCES COMPLETION OF

PRIVATE PLACEMENT OF $75.0 MILLION OF SENIOR NOTES TO GROUP LED BY

JP MORGAN INVESTMENT MANAGEMENT INC.

NEW YORK, NY – April 28, 2026 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, announced today that it has completed a private placement of $75.0 million aggregate principal amount of senior unsecured notes (the “Notes”) to a group of institutional investors led by JP Morgan Investment Management Inc. The Notes, which will mature on May 1, 2031, bear a fixed interest rate of 8.25% per year, paid semi-annually. The Notes received an investment grade rating of A- by Egan-Jones.

The Company plans to use the proceeds to support its growing consumer and commercial lending segments and for general corporate purposes.

“We are pleased to announce the closing of this latest private placement as we expand our capital abilities and continue to grow our businesses,” stated Andrew Murstein, President and CEO of Medallion. “We’d like to thank all of our current lenders for their continued support, and want to especially thank our newest lender. We are delighted with the relationships we’ve forged through the years with our debt investors and stakeholders, many relationships spanning more than four decades. We are proud to welcome JP Morgan Investment Management Inc., one of the world’s leading institutional investors, as a new partner. We value the confidence they have shown in our business and in our future.”

Piper Sandler & Co. served as sole placement agent for the offering.

The offer and sale of the notes have not been registered under the Securities Act of 1933, or any state securities laws, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities of the Company, nor shall there be any sale of the notes or any other securities of the Company in any state or other jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries, and loan products and services offered through fintech strategic partners. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2025 Annual Report on Form 10-K.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

Investor Relations

The Equity Group Inc.

Lena Cati

lcati@theequitygroup.com

(212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

(212) 836-9633

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